Exhibit 8.1

June 1, 2007

Alliance Holdings GP, L.P.

1717 South Boulder Avenue

Tulsa, Oklahoma 74119

RE:	ALLIANCE HOLDINGS GP, L.P.; REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Alliance Holdings GP, L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale by certain unitholders of the Partnership of up to 47,363,000 common units representing limited partner interests in the Partnership. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Registration Statement.

All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com